Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

F-1

DT House Limited

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Ordinary Shares, par value $0.001 per share	(1)	457(a)	5,750,000	$5.50	$31,625,000.00	0.0001381	$4,367.42

Total Offering Amounts:							$31,625,000.00		4,367.42
Total Fees Previously Paid:									0.00
Total Fee Offsets:									1,821.84
Net Fee Due:									$2,545.42

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Offering Note(s)

(1)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended (the “Securities Act”). Includes Ordinary Shares that may be purchased by the underwriters pursuant to their over-allotment option.

In accordance with Rule 416 of the Securities Act, the Registrant is also registering an indeterminate number of additional Ordinary Shares that shall be issuable after the date hereof as a result of share splits, share dividends, or similar transactions.

Table 2: Fee Offset Claims and Sources

Line Item Type	Registrant or Filer Name	Notes	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(p)
Fee Offset Claims	DT House Ltd	(1)	F-1	333-285475	03/03/2025		$1,821.84	Equity	Ordinary Shares, par value $0.001 per share		$11,899,690.00	$
Fee Offset Sources	DT House Ltd		F-1	333-285475		03/03/2025							1,821.84

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Rule 457(p) Statement of Withdrawal, Termination, or Completion:

(1)	The Registrant’s Registration Statement on Form F-1 (File No. 333-285475) was initially filed on March 3, 2025 and was declared effective on November 13, 2025. There were no sales of the Registrant’s securities under such Registration Statement and the Registrant requested the SEC’s consent to the withdrawal of such Registration Statement on January 20, 2026.